UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2025

ARDENT HEALTH PARTNERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42180	61-1764793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Seven Springs Way, Suite 100, Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)
(615) 296-3000
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARDT	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, Ardent Health Partners, Inc. (the “Company”) announced that David Caspers, 54, has been appointed as the Company’s Chief Operating Officer, effective March 31, 2025. As Chief Operating Officer, Mr. Caspers will oversee and coordinate corporate and facility operations across the Company’s 30 hospitals and 280 sites of care in six states. A copy of the Company’s press release announcing Mr. Caspers’ appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Since October 2023, Mr. Caspers has served as the Chief Stores Officer of Leslie’s, Inc. (NASDAQ: LESL), a leading direct-to-consumer pool and spa care brand serving residential customers and pool professionals nationwide (“Leslie’s”). Prior to that, Mr. Caspers had served as the Senior Vice President of Retail Operations for Leslie’s since May 2023. Prior to joining Leslie’s, Mr. Caspers held leadership positions focused on retail healthcare and health system operations with a number of companies. Mr. Caspers served as the VP Omni Channel Retail Healthcare Operations for Walmart Inc., from August 2022 to May 2023, where he had responsibility for in-store clinics and virtual health services. From August 2015 through August 2022, Mr. Caspers held various leadership roles for Banner Health, a large non-profit health system, including the VP Healthcare Operations, VP Special Project BUMD, and the VP Patient Experience. At Banner Health, Mr. Caspers had responsibility for 30 hospitals, 350 clinics and 60 urgent care centers. Prior to that, Mr. Caspers held various positions for Target Corporation, including being responsible for Target Corporation’s retail healthcare operations.

Pursuant to the terms of Mr. Caspers’ offer letter with the Company, he will receive (i) an annual base salary of $700,000, (ii) a target cash bonus award equal to 90% of his salary under the Corporate Executive Annual Incentive Award Plan, (iii) a long-term equity incentive award for 2025 under the Ardent Health Partners, Inc. 2024 Omnibus Incentive Award Plan with a total target grant date value equal to 1.75 times his annual base salary, with 35% of the target award in the form of time-based restricted stock units and 65% of the target award in the form of performance-based restricted stock units, and (iv) certain executive relocation and interim travel benefits as described in his offer letter. Mr. Caspers will also receive a cash sign-on bonus of $75,000 and receive shares of the Company’s common stock with a value equal to $100,000. Mr. Caspers is also eligible to participate in the Company’s Executive Severance Plan available to executive officers of the Company. Except for the foregoing, Mr. Caspers is not a party to any material plan, contract or arrangement with the Company other than plans and arrangements generally available to all executive officers of the Company. The foregoing description of Mr. Caspers’ offer letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the offer letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

There is no arrangement or understanding between Mr. Caspers and any other person pursuant to which Mr. Caspers was appointed. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Caspers and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Caspers has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Exhibit Description

99.1	Press release of Ardent Health Partners, Inc., dated March 31, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2025	ARDENT HEALTH PARTNERS, INC.

	By:	/s/ Stephen C. Petrovich
	Name:	Stephen C. Petrovich
	Title:	Executive Vice President & General Counsel